Exhibit 99.1

SPIRIT REALTY CAPITAL SHAREHOLDERS APPROVE REALTY INCOME MERGER

SAN DIEGO and DALLAS, January 19, 2024….Realty Income Corporation (NYSE: O) (“Realty Income”), The Monthly Dividend Company®, and Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit”), today announced that Spirit stockholders approved all of the proposals necessary for the closing of the previously announced merger pursuant to which Realty Income will acquire Spirit. No approval of Realty Income shareholders is required in connection with the merger.

At the special meeting of Spirit stockholders held today, approximately 99.8% of the votes cast were voted in favor of the merger, which represented approximately 86.4% of the outstanding shares of Spirit common stock.

The final voting results on the proposals voted on at the special meeting will be set forth in Spirit’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) after certification by its inspector of election.

The merger is subject to customary closing conditions and is expected to close on January 23, 2024. Under the terms of the merger agreement, at the closing of the merger, Spirit common shareholders will receive 0.762 newly-issued Realty Income common shares for each Spirit common share they own immediately prior to the effective time of the merger. In addition, at the closing of the merger, all of Spirit’s outstanding shares of Series A Cumulative Redeemable Preferred Stock will be exchanged for shares of Realty Income Series A Cumulative Redeemable Preferred Stock, which are expected trade under the symbol “O PR” on the New York Stock Exchange.

About Realty Income

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. The company is structured as a real estate investment trust (“REIT”), and its monthly dividends are supported by the cash flow from over 13,250 real estate properties primarily owned under long-term lease agreements with commercial clients. To date, the company has declared 643 consecutive common stock monthly dividends throughout its 55-year operating history and increased the dividend 123 times since Realty Income’s public listing in 1994 (NYSE: O). Additional information about the company can be obtained from the corporate website at www.realtyincome.com.

About Spirit Realty

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets subject to long-term leases. As of September 30, 2023, Spirit’s diverse portfolio consisted of 2,037 retail, industrial and other properties across 49 states, which were leased to 338 tenants operating in 37 industries. As of September 30, 2023, Spirit’s properties were approximately 99.6% occupied.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of Realty Income’s business and portfolio; strategy, plans, and the intentions of management; and statements regarding the merger including the anticipated closing date. Forward-looking statements are subject to risks, uncertainties, and assumptions about Realty Income which may cause its actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, its continued qualification as a REIT; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on its clients and us; access to debt and equity capital markets and other sources of funding; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including its clients’ defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of its real estate assets; changes in domestic and foreign income tax laws and rates; its clients’ solvency; property ownership through joint ventures and partnerships which may limit control of the underlying investments; current or future epidemics or pandemics, measures taken to limit their spread, the impacts on Realty Income, its business, its clients (including those in the theater and fitness industries), and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which Realty Income is a party or which may occur in the future; acts of terrorism and war; the structure, timing and completion of the merger and any effects of the announcement, pendency or completion of the merger, including the anticipated benefits therefrom; and those additional risks and factors discussed in its reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. Realty Income does not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income Contact:

Steve Bakke, CFA

Senior Vice President, Corporate Finance

(858) 284-5425

sbakke@realtyincome.com